UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CANDELA CORPORATION
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On October 5, 2009, Gerard E. Puorro, Chief Executive Officer of Candela Corporation (“Candela”), provided the following communication to Candela’s employees in connection with Candela reaching an agreement with Syneron Medical Ltd., a company organized under the laws of the State of Israel (“Syneron”), to combine Candela and Syneron through the merger of Syneron Acquisition Sub, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Syneron, with and into Candela on the terms and subject to the conditions of an agreement and plan of merger, dated as of September 8, 2009:

All:

It’s exciting to see the positive attitude, passion and dedication of both the Candela and Syneron people, during this critical planning process.  I would like to commend everyone for maintaining the focus on advancing the business even while planning for the upcoming integration.

One common question we are hearing, quite understandably, is: “What will the new organization structure look like?”

First, let me assure everyone that this important decision is still a work in progress.  We are committed to minimizing guesswork about people, structure and organizational capability.  Our guiding principle is that this combination is about creating an even stronger company—so it is necessary to invest the time and resources to align the talent of both organizations that will further strengthen our global position.  We are committed to doing the right thing and, I assure you, we are conducting a detailed and objective review to identify and build on the best practices, people, policies and processes from both companies.

This integration process is made up of three phases: discovery, creation and delivery.  We are now in the initial discovery stage which includes the needs analysis necessary to understand the “as is” state of each company and to ensure our Day One Readiness—that is our ability to successfully operate as a combined company immediately post-close.  Examples include generating a quote, processing an order, shipping product, issuing payroll and paying invoices.

With the Integration Teams’ primary focus on Day One Readiness, they are now completing their plans and have identified the people, plans and dates for all activities.  The teams receive ongoing feedback from the Integration Management Office (IMO), which is being led by Jonathan Kateman and Assaf Korner, as well as the Integration Steering Committee (consisting of Lou Scafuri, Fabian Tenenbaum, Karen Sarid, Catherine Kniker and myself) that meets weekly to review progress, address key issues and guide the strategic decision-making.  Once the remaining outstanding Day One items are addressed within the next few weeks, teams will transition to the second stage of integration planning.

The next phase—creation—is where we agree upon what strategies and processes will optimize our joint capabilities and what we need to achieve within the First 100 Days after close.  As we’ve said previously, antitrust regulations require Syneron and Candela to operate as separate and independent companies until the closing of the transaction.  However, we are planning for certain integration activities that will be given immediate attention after the close, such as Product Roadmap planning and, where applicable, cross training on certain products.

What about the Big Picture?  The third phase of integration—delivery—is planning for Long-term Integration Activities.  We will work together to create a long range strategic plan which will include a vision and set of corporate values, as well as a strategic agenda for the next several years.  We will have this foundation in place within the First 100 Days, and we can then architect a broad and expansive three-year viewpoint on how we will continue to grow and evolve as a market leader in aesthetics.

Until we get to this delivery stage we cannot determine the optimal organization structure and requirements for our combined operations.  Structure needs to follow strategy to have the proper alignment of resources and priorities across the company.  We all must realize that this transaction will inevitably bring change to our organization as a whole, and to the people who work here.  We are working hard during the integration planning process to mitigate the risks and stack the odds in favor of making the deal work.

We are well on our way to firmly establishing our combined company as the global leader.  I am very proud to be part of this transformation.

Best regards,

Jerry

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the combination of Syneron Medical Ltd. and Candela Corporation pursuant to an Agreement and Plan of Merger (the “Merger”), Syneron Medical Ltd. will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form F-4, which will include a proxy statement of Candela Corporation and a prospectus of Syneron Medical Ltd. and other relevant materials in connection with the proposed transactions.  Candela Corporation will file the same proxy statement/prospectus with the SEC as well as mail it to Candela Corporation stockholders.  Investors and security holders are urged to read the proxy statement/prospectus and the other relevant material when they become available because these materials will contain important information about Candela Corporation, Syneron Medical Ltd. and the proposed transaction.  The proxy statement/prospectus and other relevant materials (when they become available), and any and all documents filed with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov.  In addition, free copies of the documents filed with the SEC by Candela Corporation will be available on the investor relations portion of Candela Corporation’s website at www.candelalaser.com.  Free copies of the documents filed with the SEC by Syneron Medical Ltd. will be available on the investor relations portion of Syneron Medical Ltd.’s website at www.syneron.com.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS.

Candela Corporation, Syneron Acquisition Sub, Inc., Syneron Medical Ltd. and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Candela Corporation in connection with the Merger.  Information about executive officers and directors of Candela Corporation and their ownership of Candela Corporation common stock is set forth in Candela Corporation’s proxy statement, which was filed with the SEC on November 12, 2008 and is supplemented by other public filings made, and to be made, with the SEC.  Information about executive officers and directors of Syneron Medical Ltd. is set forth in Syneron Medical Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2008, which was filed with the Securities and Exchange Commission on March 24, 2009 and is supplemented by other public filings made, and to be made, with the SEC.  Investors and security holders may obtain additional information regarding the direct and indirect interests of Candela Corporation, Syneron Acquisition Sub, Inc., Syneron Medical Ltd. and their respective executive officers and directors in the Merger by reading the proxy statement/prospectus and the other filings and documents referred to above.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document regarding the proposed transaction between Candela Corporation and Syneron Medical Ltd., including, without limitation, the expected timetable for completing the transaction, statements related to the anticipated consummation of the proposed combination of Candela Corporation and Syneron Medical Ltd., management of the combined company, the benefits of the proposed combination, the future financial performance of Syneron Medical Ltd. after the proposed combination, and any other statements regarding future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “would,” “intends,” “estimates” and similar expressions) should also be considered to be forward-looking statements.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability of each of Candela Corporation and Syneron Medical Ltd. to satisfy the closing conditions and consummate the transaction, including obtaining the approval of the transaction by Candela Corporation’s stockholders; the risk that the businesses may not be integrated successfully; the risk that the transaction may involve unexpected costs or unexpected liabilities; the risk that synergies from the transaction may not be fully realized or may take longer to realize than expected; the risk that disruptions from the transaction make it more difficult to maintain relationships with customers, employees, or suppliers; and the other risks set forth in Candela Corporation and Syneron Medical Ltd.’s most recent Annual Report on Form 10-K and Form 20-F, respectively, as well as the other factors described in the filings that Candela Corporation and Syneron Medical Ltd. make with the SEC from time to time.  If one or more of these factors materialize, or if any underlying assumptions prove incorrect, Candela Corporation and Syneron Medical Ltd.’s actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

In addition, the statements in this document reflect the expectations and beliefs of Candela Corporation and/or Syneron Medical Ltd. as of the date of this document.  Candela Corporation and Syneron Medical Ltd. anticipate that subsequent events and developments will cause their expectations and beliefs to change.  However, while Candela Corporation and Syneron Medical Ltd. may elect to update these forward-looking statements publicly in the future, they specifically disclaim any obligation to do so.  The forward-looking statements of Candela Corporation and/or Syneron Medical Ltd. do not reflect the potential impact of any future dispositions or strategic transactions, including the Merger, that may be undertaken.  These forward-looking statements should not be relied upon as representing Candela Corporation or Syneron Medical Ltd.’s views as of any date after the date of this document.